                                                                    EXHIBIT 3(a)

                                UNDERWRITING AND
                       ADMINISTRATIVE SERVICES AGREEMENT

This UNDERWRITING AND ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is
effective as of     , 2016, between and among Commonwealth Annuity and Life
Insurance Commonwealth Annuity, a Massachusetts corporation ("Commonwealth Annuity"), on its own behalf and on behalf of each of its separate investment Separate Accounts (collectively, the "Separate Accounts") as set forth in Appendix A hereto; Forethought Distributors, LLC, a Delaware limited liability corporation ("Forethought"), and Global Atlantic Financial Company ("GAFC"), a Delaware corporation.

WHEREAS, Commonwealth Annuity and the Separate Accounts issue certain variable annuity contracts or variable insurance policies (the "Variable Contracts"), which may be deemed to be securities under the Securities Act of 1933, as amended (the "1933 Act") and the laws of some states;

WHEREAS, Forethought, an affiliate of Commonwealth Annuity, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 as amended (the "1934 Act") and is a member of the Financial Industry Regulatory Authority ("FINRA");

WHEREAS, Commonwealth Annuity desires Forethought to act as principal underwriter for the Separate Accounts (the "Separate Accounts") set forth in Appendix A, as may be amended from time-to-time by mutual consent of the parties, to enter into selling agreements with registered independent broker-dealers in connection with the sale of the Variable Contracts, and to assume full responsibility for the securities activities of all "persons associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with Forethought and engaged directly or indirectly in the Variable Contract operations (the "associated persons");

WHEREAS, Forethought desires to have Commonwealth Annuity perform certain administrative services on behalf of Forethought in connection with the sale and servicing of the Variable Contracts;

WHEREAS, Commonwealth, Forethought, and GAFC are members of the Global Atlantic group of affiliated companies (collectively, "Global Atlantic");

WHEREAS, as the common employer of all employees within Global Atlantic, GAFC seconds the services of its employees ("GAFC personnel") to entities within Global Atlantic in order to make available various administrative, legal, compliance, technology, operations, financial reporting, and other functions to such entities, and allocates the common cost of certain furniture, fixtures, equipment, leased space and improvements and services related thereto to such entities; and

WHEREAS, Forethought and Commonwealth Annuity agree that all costs, fees, and expenses associated with Forethought's principal underwriter and compliance functions for the Variable Contracts under this Agreement shall be allocated to Commonwealth Annuity;

NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

1. Commonwealth Annuity hereby appoints Forethought as the principal underwriter of the Variable Contracts and the Separate Accounts. Forethought will promote such Variable Contracts in those states in which Commonwealth Annuity has variable contract authority and in which the Variable Contracts are qualified for sale under applicable state law, as Commonwealth Annuity shall so notify Forethought from time to time. Forethought shall suspend its efforts to effectuate sales of the Variable Contracts in such jurisdictions as Commonwealth Annuity may request at any time. Forethought shall be responsible for compliance with all applicable requirements of the 1933 Act, the 1934 Act and the Investment Company Act of 1940 Act, as amended (the "1940 Act") and the rules and regulations thereunder relating to the sales and distribution of the Variable Contracts.

2. Forethought shall assume responsibility for the activities of all persons engaged directly or indirectly in the promotion and the solicitation of the Variable Contracts, including but not limited to the continued compliance by itself and its associated persons with all the FINRA Rules applicable to its member firms ("FINRA Rules") and federal and state securities laws, to the extent applicable in connection with the sale of the contracts.

3. Forethought may enter into sales agreements and/or services agreements with independent broker-dealers that are members of FINRA for the sale and/or servicing of the Variable Contracts through their registered representatives; provided, however, that no such registered representative shall be allowed to participate in the solicitation of the Variable Contracts unless such person has been appointed to solicit variable contracts by Commonwealth Annuity in any state in which such solicitations may occur. All such agreements shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with applicable laws and regulations, including but not limited to the FINRA Rules, federal securities laws, and state insurance and securities laws.

4. Forethought agrees that it will utilize the then currently effective prospectus relating to the Variable Contracts in connection with its selling efforts. Forethought agrees that it will not use any sales literature, as defined under FINRA Rules or by the statutes or regulations of any state in which the Variable Contracts may be solicited, unless such material has received prior written approval by Commonwealth Annuity. Forethought, directly or through Commonwealth Annuity as its agent, will make timely filings of all reports and any sales literature relating to the Separate Accounts and/or the Variable Contracts as may be required to be filed by the principal underwriter by statutes or regulations of the SEC, FINRA, and any other securities regulatory authorities.

5. On behalf of the Separate Accounts, Commonwealth Annuity will prepare and submit (a) all registration statements and prospectuses (including amendments) and all reports required by law to be filed by the Separate Accounts with federal and state securities regulatory authorities, and (b) all notices, proxies, proxy statements, and periodic reports that are to be transmitted to persons having voting rights with respect to the Separate Accounts. Commonwealth Annuity agrees to be responsible to the Separate Accounts for all sales and administrative expenses incurred in connection with the administration of the Variable Contracts and the Separate Accounts other than applicable taxes arising from income and capital gains of the Separate Accounts and any other taxes arising from the existence and operation of the Separate Accounts.

6. Commonwealth Annuity shall, as agent for Forethought, and at Commonwealth Annuity's expense:

(a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained by Forethought in connection with the offer and sale of the Variable Contracts to the extent that such requirements are applicable to Variable Contract Operations, which books and records shall be maintained and held by Commonwealth annuity on behalf of and as agent for Forethought whose property they shall remain, and shall at all times be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act and by all other regulatory bodies having jurisdiction over the Variable Contracts; and
(b) send a written confirmation for each contract transaction reflecting the facts of the transaction and showing that it is being sent by Commonwealth Annuity on behalf of Forethought acting in the capacity of agent for Commonwealth Annuity, ( and Forethought, acting in the capacity of principal underwriter for the Separate Accounts), in conformance with the requirements of Rule 10b-10 of the 1934 Act; and
(c) transmit all sales commissions and other compensation to broker-dealers having a sales agreement with Forethought with respect to the Variable Contracts in compliance with all applicable laws and FINRA Rules.

7. Commonwealth Annuity will bear the costs of all functions and services, expenses, and other fees incurred in connection with the distribution of the Variable Contracts and with the variable contracts compliance functions ("Covered Expenses") in a manner consistent with regulatory guidance, including NASD Notice to Members 03-63. To the extent that Forethought incurs out-of-pocket Covered Expenses in connection with the distribution of the Variable Contracts and the Variable Contracts compliance functions, Commonwealth Annuity shall reimburse Forethought for such expenses.

The "Covered Expenses" shall include, but not be limited to the costs of:

(a) registering the Separate Accounts and contracts and qualifying the contracts for sale in the various states;
(b) preparing, printing, and distributing all registration statements and prospectuses (including amendments), contracts, notices, periodic reports, and proxy solicitation material, and confirmations;
(c) preparing, printing and distributing advertising and sales literature used by Forethought or furnished by Forethought to broker-dealers in connection with offering the variable contracts;
(d) fees and expenses associated with qualifying and licensing associated persons with federal and state regulatory authorities and the FINRA and with performing compliance-related administrative services;
(e) sales commissions and other compensation, if any, due to broker-dealers for the sale of the Variable Contracts or to other persons for activities relating to the sale of the contracts;
(f) maintaining and preserving in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained by Forethought with respect to the offer and Sale of the Variable Contracts
(g) the services of GAFC personnel sufficient for Forethought to conduct the principal underwriter functions and services under this Agreement; and

(h) such office and administrative facilities, including, without limitation, furniture, fixtures leased office space, telephones, computers and other facilities, as set forth in Appendix D (collectively, "the Facilities") necessary for Forethought to conduct the principal underwriter functions and services anticipated under this Agreement.

8. The parties anticipate that the GAFC personnel described in Section 7(g), above, shall be from the departments identified on Appendix B hereto, and anticipate that the GAFC personnel made available to Forethought with respect to Forethought's principal underwriter activities related to the Variable Contracts, will dedicate the percentage of their professional time indicated on Appendix B, as may be amended from time-to-time. The parties agree that a reasonable allocation of the cost of providing the Facilities to Forethought should be based upon an average of the estimated time the GAFC personnel devote to Forethought's principal underwriter activities related to the Variable Contracts, as set forth in Appendix B, as the parties believe that this will most closely approximate the actual use of the Facilities by Forethought.

9. The Covered Expenses incurred by Commonwealth Annuity under this Agreement, including all costs attributable to or allocated to Forethought under Appendix B, shall be the sole obligation of and shall be paid by Commonwealth Annuity. Commonwealth Annuity and GAFC agree that Forethought has no obligation, directly or indirectly, to compensate or reimburse Commonwealth Annuity or GAFC, respectively for any costs and expenses incurred by Commonwealth Annuity or reimbursed by Commonwealth Annuity in connection with this Agreement. Commonwealth Annuity represents and warrants to Forethought that it has adequate resources independent of Forethought to assume the obligations of Forethought as contemplated herein. Commonwealth Annuity agrees to make available to Forethought upon request financial information to demonstrate the adequacy of its resources.

     Notwithstanding the foregoing, in the event that Commonwealth Annuity fails to pay a Covered Expense, Forethought will include that expense in its net capital computation by adjustments which reduce net capital and increase aggregate indebtedness by the amount of such unpaid expense.

10. As set forth above, Commonwealth Annuity shall reimburse Forethought fully and completely for all expenses incurred by Forethought for distribution services, administration services, and other services in connection with the Variable Contracts; provided, however, if Forethought receives compensation from any unaffiliated third party in connection with such services, and such services have been or will be directly or indirectly provided by Commonwealth Annuity, Forethought shall pay such compensation to Commonwealth Annuity.

11. To the extent that Commonwealth Annuity or Forethought provide additional services to the other party that are not in connection with the distribution or administration of the Variable Contracts, the actual costs and expenses for such additional services shall be allocated as may be mutually agreed upon by the parties. Any costs and expenses allocated to Forethought will be captured by the categories and reflected as expenses of Forethought on its financial statements and reports that are submitted to the Securities and Exchange Commission, FINRA, and state regulatory authorities.

12. Sales commissions and other compensation, if any, due to broker-dealers for the sale of the Variable Contracts shall be paid by Commonwealth Annuity through Forethought, as described briefly above in Section 6(c). Forethought will reflect such commissions and other compensation on its books and records, or as otherwise required or permitted by applicable statutes or regulations. Commonwealth Annuity, as agent for Forethought, agrees to transmit all sales commissions and other compensation to broker-dealers having a sales agreement or services agreement with Forethought with respect to the Variable Contracts. Forethought or Commonwealth Annuity, as agent for Forethought, shall pay all other remuneration due any other persons for other activities relating to the sale of the Variable Contracts. Commonwealth Annuity shall reimburse Forethought fully and completely for all amounts, if any, paid by Forethought to any person pursuant to this Section.

13. As compensation for services performed and expenses incurred under this Agreement, Commonwealth Annuity will receive the charges and deductions as provided in each outstanding series of the Variable Contracts. Forethought will be reimbursed by Commonwealth Annuity for the costs and expenses it incurs, as set forth in Section 7 above, and may receive additional compensation, if any, as may be agreed upon by the parties from time-to-time. If Forethought receives compensation from any unaffiliated third party in connection with services related to the Variable Contracts, and such services have been or will be directly or indirectly provided by Commonwealth Annuity, Forethought shall pay such compensation to Commonwealth Annuity.

14. Each party hereto shall advise the others promptly (a) of any action of the SEC or any state or federal authorities that affects the registration or qualification of the Separate Accounts or the Variable Contracts, or the right to offer the contracts for sale, (b) of any fact or event which makes untrue any statement in the registration statement or prospectus, or which requires the making of any change in the registration statement or prospectus, in order to make the statements therein not misleading, (c) of any complaint or of any threatened, pending, or completed action, suit or proceeding that relates to the Variable Contracts or the matters covered by this Agreement.

15. Each party hereto shall each comply with all applicable provisions of the 1933 Act, 1934 Act, 1940 Act and all federal and state securities and insurance laws, rules and regulations governing the issuance and sale of the Variable Contracts. Each party hereto agrees to furnish any state insurance commissioner or regulatory authority with jurisdiction over the Variable Contracts with any information or reports in connection with services provided under this Agreement which may be requested in order to ascertain whether the variable insurance product operations of Commonwealth Annuity or the principal underwriter functions of Forethought are being conducted in a manner consistent with applicable statutes, rules and regulations.

16. Forethought shall reimburse, indemnify and hold harmless GAFC, Commonwealth Annuity, the Separate Accounts and their respective affiliates and their partners, directors, officers and employees, for, from and against any or all expenses, losses, damages, liabilities, demands, charges, and claims (collectively, "Losses"), to the extent that such Losses are the direct result of an act or omission by Forethought that constitutes gross negligence in the performance of its duties, willful misconduct, willful misfeasance, bad faith, or reckless disregard of its obligations and duties under the Agreement.

Commonwealth Annuity shall reimburse, indemnify and hold harmless GAFC, Forethought, and their respective affiliates and their partners, directors, officers and employees, for, from, and against any and all Losses relating to this Agreement to the extent that such Losses are the direct result of an act or omission by Commonwealth Annuity that constitutes gross negligence in the performance of its duties, willful misconduct, willful misfeasance, bad faith, or reckless disregard of its obligations and duties under the Agreement.

GAFC shall reimburse, indemnify and hold harmless Forethought, Commonwealth, and their respective affiliates and their partners, directors, officers and employees, for, from, and against any and all Losses relating to this Agreement to the extent that such Losses are the direct result of an act or omission by GAFC that constitutes gross negligence in the performance of its duties, willful misconduct, willful misfeasance, bad faith, or reckless disregard of its obligations and duties under the Agreement.

17. This Agreement shall upon execution become effective as of the date first above written, and

      (a) unless otherwise terminated, this Agreement shall continue in effect from year-to-year;
      (b)   this  Agreement  may  be  terminated  by  any party at any time upon giving 60 days' written notice to the other parties hereto; and
      (c)   this  Agreement  shall  automatically  terminate in the event of its assignment.

18. The initial Separate Accounts and Contracts covered by this Agreement are set forth in Appendix A. This Agreement, including Appendix A, may be amended at any time by mutual consent of the parties.

19. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

20. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

COMMONWEALTH ANNUITY                                     FORETHOUGHT DISTRIBUTORS LLC
AND LIFE INSURANCE COMPANY

By:    ----------------------------------------------    By:    ----------------------------------------------
Name:  ----------------------------------------------    Name:  ----------------------------------------------
Title: ----------------------------------------------    Title: ----------------------------------------------
Date:  ----------------------------------------------    Date:  ----------------------------------------------

GLOBAL ATLANTIC FINANCIAL COMPANY

By:    ----------------------------------------------
Name:  ----------------------------------------------
Title: ----------------------------------------------
Date:  ----------------------------------------------

                                                                      APPENDIX A

SEPARATE ACCOUNTS

Commonwealth Annuity Separate Account A
Commonwealth Select Separate Account
Commonwealth Select Separate Account II
Commonwealth Select Separate Account III
Separate Accounts DEF
Fulcrum Separate Account
Separate Accounts VA-A, VA-B, VA-C, VA-G, VA-H
Separate Account VA-K
Separate Account VA-P
Separate Account KG
Separate Account KGC

Separate Account FUVUL
Group VEL Account
Inheiritage Account
VEL Account
VEL II Account
VEL Account III
Separate Account IMO

                                                                       CONTINUED

                            VARIABLE LIFE CONTRACTS*

        CONTRACT FORM                                                        MARKETING NAME
        -----------------------------------  -----------------------------------------------------------------------
        1018-87                              VEL 87
        1018-91                              VEL 91
        1018-93                              VEL 93
        1023-93                              VEL PG/VEL Plus
        1026-94                              Variable Inheiritage Select Variable Inheiritage
        1027-95                              Select Life
        1029-94                              Group VEL
        1029C-94                             Group VEL
        1030-96                              Agency SPVUL 2nd-to-die, Agency SPVUL Single Life, Agency SPL II
                                             Select SPVUL 2nd to-die, Select SPVUL Single Life, SPL II (Select),
                                             Fulcrum
        1033-99                              IMO, VEL 2001 (Agency), CPA, Scudder VEL, Select Life Plus, VEL 2001
                                             (Select)
        1034-99                              Survivorship VUL ,Survivorship VUL (Select)

--------
*This list shall be deemed to include riders, endorsements, applications, specification pages, state variations, certificates, binders and administrative forms (and all state variations thereof) that are issued with or used with the Contracts.

                                                                       CONTINUED

                          VARIABLE ANNUITY CONTRACTS*

        CONTRACT FORM                                               MARKETING OR PRODUCT NAME
        -----------------------------------  -----------------------------------------------------------------------
        AVA-FP-67 / FP-69                    67 series elective pay / 69 series elective pay
        AVA-SP-67 /SP-69                     67 series single pay / 69 series single pay
        AVA-ST-67                            67 series stipulated pay
        VFR - 68                             67 series group elective (GA)
        VFS - 68                             67 series group elective (GB), Flexible Fixed(84-92)
        A3001-75                             75 series elective pay
        A3002-75                             75 series elective pay
        A3003-75                             75 series single pay
        A3004-75                             75 series single pay
        A3007-78                             Colonial AVA (single pay)
        A3012-79                             78/79 series elective pay
        A3013-79                             78/79 series elective pay
        A3014-79                             78/79 series single pay
        A3015-79                             78/79 series single pay
        A3018-91                             Exec Annuity Plus 91
        A3019-92                             Delaware Medallion I
        A3020-92                             Select Resource I
        A3021-93                             ExecAnnuity Plus 93
        A3022-93                             Delaware Medallion II
        A3023-95                             Pioneer Vision 1
        A3025-96                             Advantage, Select Resources II, Delaware Medallion III, Pioneer
                                             Vision 2, Scudder Gateway Elite, Fulcrum
        A3026-96                             Scudder Gateway Custom
        A3027-98                             Kemper Advisor, Pioneer C-Vision, Select Charter
        A3028-99                             Delaware Golden Medallion, Pioneer Xtra Vision, Scudder Gateway Plus,
                                             Select Reward
        A3029-99                             Immediate Advantage
        A3030-99                             Value Generation, Directed Advisory Solutions
        A3031-99                             Select Acclaim
        A3035-00                             SBD with EDB, Scudder Gateway Incentive
        A3036- 01                            Premier Choice
        A3037-02                             Optim-L
        A3038-02                             Gateway Plus II
        3038-07                              Advantage IV Variable Annuity
        3039-07                              Preferred Plus Variable Annuity
        3040-09                              Horizon Variable Annuity

--------
*This list shall be deemed to include riders, endorsements, applications, specification pages, state variations, certificates, binders and administrative forms (and all state variations thereof) that are issued with or used with the Contracts.

                                   APPENDIX B

                    ALLOCATION OF PERSONNEL AND FACILITIES*

1. PERSONNEL

                                                                                         AVERAGE TIME PERCENTAGE
                                                                                        ALLOCATED TO FORETHOUGHT
                                                                NUMBER OF            FUNCTIONS RELATED TO VARIABLE
      DEPARTMENT                                                 PERSONS                   INSURANCE PRODUCTS*
      -----------------------------------------------    -----------------------  ------------------------------------
      MANAGEMENT                                         1                                                         3.0%
      FINANCE                                            7                                                         0.5%
      INTERNAL AUDIT                                     1                                                         0.5%
      COMPLIANCE/LEGAL                                   9                                                         4.4%
      OPERATIONS/MARKETING                               6                                                         1.5%
      BUSINESS DEVELOPMENT, STRATEGY AND SUPPORT         4                                                         0.5%

2. ALLOCATED FACILITIES/OVERHEAD CHARGE --  0.4%

   Third-party Servicing Agreement (TSA Charges)
   Employee Benefits
   Travel & Entertainment
   Communication & Technology (e.g., computer/telephone support)
   Occupancy (e.g., office space, office equipment, furniture/equipment, sundry office supplies)
   Amortization & Depreciation
   Other Professional Fees
   Printing & Postage
   State/Regulatory/Licensing Fees
   Other Fees (professional/legal/bank)

--------
   *Percentage allocations are aggregated for Commonwealth Annuity and its wholly-owned subsidiary, First Allmerica Financial Life Insurance Company ("FAFLIC"), as they include certain FAFLIC costs that are paid by Commonwealth Annuity related to FAFLIC variable products pursuant to the Core Coinsurance Agreement and the Core Administrative Services Agreement dated December 31, 2005 and an Underwriting and Administrative Services Agreement with FAFLIC, et al, dated xxx, 2016.